                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in Amendment No. 1 to Registration Statement No. 333-15065 of Suburban Lodges of America, Inc. on Form S-1 of our report on the financial statements of Suburban Lodges of America, Inc. and Affiliated Entities dated March 17, 1996 (May 29, 1996 as to Notes 1 and 11) appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


                                          DELOITTE & TOUCHE LLP

Atlanta, Georgia
November 18, 1996

                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in Amendment No. 1 to Registration Statement No. 333-15065 of Suburban Lodges of America, Inc. on Form S-1 of our report on the financial statements of Gulf Coast Associates Ltd. d/b/a Suburban Lodge of Forest Park dated March 26, 1996 (May 29, 1996 as to Note 8) appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


                                          DELOITTE & TOUCHE LLP

Atlanta, Georgia
November 18, 1996